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                                                                Exhibit No. 23.2


                         Consent of Independent Auditors

We consent to the incorporation by reference of our report dated March 6, 2001 in the Registration Statement (Form S-8, to register 9,148,405 additional shares Common Stock) pertaining to the Long-term Stock Incentive Plan of Questar Corporation, with respect to the consolidated financial statements and schedules of Questar Corporation included in its Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                /s/ Ernst & Young LLP
                              --------------------------------------------------
                                Ernst & Young LLP

Salt Lake City, Utah
August 15, 2001